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                                                                    EXHIBIT 5.1

                               September 20, 1996



Aames Financial Corporation
3731 Wilshire Boulevard
Los Angeles, California 90010

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement of Aames Financial Corporation, a Delaware corporation (the "Company"), on Form S-3
(the "Registration Statement"), to which this letter is attached as Exhibit 5.1, filed by the Company and the subsidiaries of the Company listed in Annex A hereto (collectively the "Subsidiary Guarantors") in order to register under the Securities Act of 1933 (the "Securities Act"), up to an aggregate of $300,000,000 of (a) the Company's debt securities, in one or more series (the "Debt Securities") and (b) shares of the Company's Common Stock, par value
$.001 per share (the "Common Stock"); and the Guarantees granted by each of the Subsidiary Guarantors in connection with the Debt Securities (the "Subsidiary Guarantees"). The Debt Securities and Common Stock are referred to herein collectively as the "Securities."

         We have examined the Certificate of Incorporation of the Company, its Bylaws, the Articles of Incorporation and Certificates of the Subsidiary Guarantors the form of Omnibus Indenture attached to the Registration Statement as Exhibit 10.1 (the "Omnibus Indenture") and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

         Based on the foregoing and subject to compliance with applicable state securities and "Blue Sky" laws and the exceptions set forth below, we are of the opinion that:

         1. The issuance and sale by the Company of up to $300,000,000 of the Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company. The granting of the Subsidiary Guarantees by the Subsidiary Guarantors, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action on the part of the respective Subsidiary Guarantors.

         2. When (a) the Omnibus Indenture and supplemental indentures (the "Indentures") have been qualified under the Trust Indenture Act of 1939, (b) the Debt Securities have been duly established by the applicable Indentures duly authenticated by the trustee and duly executed and delivered on behalf of the Company
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Aames Financial Corporation
September 20, 1996
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against payment therefor in accordance with the terms and provisions of the applicable Indentures and as contemplated by the Registration Statement, the prospectus therein contained (the "Prospectus") and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act,
(c) assuming that the terms of the Debt Securities and the applicable Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will be constituted valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. When (a) the Indentures have been qualified under the Trust Indenture Act of 1939, (b) the Debt Securities have been duly established by the applicable Indentures duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indentures and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act,
(c) assuming that the terms of the Debt Securities and the applicable Indentures as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), Subsidiary Guarantees will be constituted valid and binding obligations of the respective Subsidiary Guarantors.

         4. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (b) assuming that the terms of the Common Stock as issued and sold are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (c) assuming that the Common Stock is then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         The opinion expressed in paragraphs 2 and 3 above, relating to whether the securities described therein will be valid and legally binding obligations of the Company and/or the Subsidiary Guarantors, are qualified as to:

         A. limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium, fraudulent conveyance or other laws relating to or affecting the rights of creditors, generally;

         B. limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

         C. the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor or guarantor and it cannot be demonstrated that the enforcement thereof is necessary for the
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Aames Financial Corporation
September 20, 1996
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protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon delinquency in payment or default; and the enforceability of any choice of forum which may be included in the securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


                                      Respectfully submitted,


                                      /s/ TROOP MEISINGER STEUBER & PASICH, LLP
                                      -----------------------------------------
                                          Troop Meisinger Steuber & Pasich, LLP





                                    ANNEX A

Aames Capital Corporation
Aames Capital Corporation of Minnesota
Aames Funding Corporation
Aames Home Loan
Aames Home Loan of America
Aames Home Loan of Colorado, Inc.
Aames Home Loan of Nevada, Inc.
One Stop Mortgage, Inc.
Oxford Aviation Corporation, Inc.
Oxford Escrow Co.
Rossmore Financial, Inc.
Serrano Insurance Services
Windsor Management Co.